EXHIBIT 4.7

                               AMENDMENT NUMBER 3
                                     TO THE
                            GUARANTY BANCSHARES, INC.
             EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(k) PROVISIONS)

     Guaranty Bancshares, Inc., Guaranty Bank and Talco Bank, collectively, a corporation registered as a bank holding company organized and operated under the laws of the state of Texas and a banking association, hereby adopt the following amendment to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) ("Plan"):

     1. Section 12(a) of the Plan is hereby amended to add the following language:

     "HOWEVER, A PARTICIPANT SHALL BE ENTITLED TO THE VESTED PORTION OF HIS EMPLOYER DISCRETIONARY MATCHING CONTRIBUTION IN THE YEAR OF HIS TERMINATION, REGARDLESS OF WHETHER EMPLOYMENT TERMINATES PRIOR TO THE ANNIVERSARY DATE.

     2. The second paragraph in Section 17(e) of the Plan is hereby deleted and replaced with the following definition:

      "LOANS SHALL BE APPROVED ONLY ON ACCOUNT OF AN IMMEDIATE AND HEAVY FINANCIAL NEED AND SHALL BE APPROVED ONLY UP TO THE AMOUNT THAT IS NECESSARY TO SATISFY SUCH FINANCIAL NEED. FOR THIS PURPOSE, AN "IMMEDIATE AND HEAVY FINANCIAL NEED" SHALL MEAN THE FINANCIAL INABILITY TO PROVIDE THE NECESSARY FUNDS (I) TO MEET THE EXTRAORDINARY MEDICAL EXPENSES OF THE PARTICIPANT, THE SPOUSE OF THE PARTICIPANT, OR ANY DEPENDENTS OF THE PARTICIPANT, (II) TO PREVENT THE EVICTION OF THE PARTICIPANT FROM HIS PRINCIPAL RESIDENCE OR FORECLOSURE ON THE MORTGAGE OF THE PARTICIPANT'S PRINCIPAL RESIDENCE, OR (III) PAYMENT OF TUITION, RELATED EDUCATIONAL FEES, AND ROOM AND BOARD EXPENSES FOR THE NEXT 12 MONTHS OF POST SECONDARY EDUCATION FOR THE PARTICIPANT OR THE PARTICIPANT'S SPOUSE, CHILDREN, OR DEPENDENTS."

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer Guaranty Bancshares, Inc., Guaranty Bank and Talco Bank, hereby adopt this Amendment

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Number 3 to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with
401(k) Provisions) on this 11th day of JULY, 1995.

                                    GUARANTY BANCSHARES, INC.

                                    By: Bill G. Jones

                                    As Its: PRESIDENT & CEO

                                    GUARANTY BANK

                                    By: Art Scharlach

                                    As Its: PRESIDENT & CEO

                                    TALCO BANK

                                    By: Rusty Jones

                                    As Its: PRESIDENT & CEO

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